Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-114075) of Caterpillar Financial Services Corporation of our report dated January 27, 2004, expect as to Note 16 which is as of June 10, 2004, relating to the financial statements which appears in the Current Report on Form 8-K dated June 14, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Memphis, Tennessee
July 29, 2004